Exhibit 99.1

StoneMor Partners L.P. Announces First Quarter 2015 Financial Results

LEVITTOWN, PA., May 8, 2015 —StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months ended March 31, 2015.

Larry Miller, StoneMor’s President and CEO commented, “StoneMor’s first quarter included strong revenue growth despite the severe winter weather in the northeast as we see increasing contributions from the acquisitions we made in 2014. GAAP revenues increased 4.7% to $67.4 million in the quarter and production-based revenues increased 10.3% to $94.5 million. Driving the growth in production-based revenues were solid increases in pre-need cemetery revenues, which rose $5.9 million or 19.7%, at-need cemetery revenues which increased $6.1 million or 30.9% and funeral home revenues which increased $4.2 million or 31.4%.

“Our adjusted operating profits (non-GAAP) for the first quarter were $16.0 million versus $22.0 million in the prior year period. Distributable free cash flow (non-GAAP) for the first quarter was $15.6 million versus $22.1 million in the prior year period. The quarterly declines in both adjusted operating profits and distributable free cash flow were both largely the result of two items. First, a land sale in the 2014 first quarter added $4.5 million to results and second, income (non-GAAP) from trusts in the 2014 first quarter was $3.6 million greater than the current quarter. Land sales are by their nature unpredictable, so the impact on results will vary. At the same time, investment income from trusts varies widely from one quarter to the next and has no corresponding cost of sales. As a result, its impact can be meaningful. Absent the effect of these variable items, adjusted operating income for the 2015 first quarter increased by $2.1 million, or 15.7%.”

Tim Yost, Chief Financial Officer added, “We generated an operating loss (GAAP) for the three months ended March 31, 2015 of $3.4 million compared to an operating profit of $5.3 million in the prior year period. The GAAP results were driven in large part by the land sale mentioned above as well as trust fund income (GAAP) in the 2014 first quarter which was $1.4 million greater than the current quarter. In addition, 2015 first quarter results were impacted by fixed costs associated with the significant number of properties acquired in 2014 that were not present for 2014 first quarter results and are not deferred for GAAP purposes.”

“Looking behind the impact of the irregular items,” continued Miller, “we see strong continued performance from production-based revenues, adjusted operating profit and distributable free cash flow. We look forward to the further integration of our acquired properties and the impact that continued growth in pre-need sales will have on cash flow and profitability in the future.”

Financial Highlights

•	Revenues (GAAP) for the three months ended March 31, 2015 were $67.4 million compared to $64.4 million for the three months ended March 31, 2014, a 4.7% increase.

•	Production-based revenues (non-GAAP) for the three months ended March 31, 2015 were $94.5 million compared to $85.7 million for the three months ended March 31, 2014, a 10.3% increase.

•	Operating loss (GAAP) for the three months ended March 31, 2015 was $3.4 million compared to an operating profit of $5.3 million in the prior year period. The decline was due in part to the land sale and investment income from trusts in the first quarter of 2014, as well as the increased fixed costs in the first quarter of 2015 associated with the significantly greater number of properties mentioned above.

•	Adjusted operating profits (non-GAAP) for the three months ended March 31, 2015 were $16.0 million compared to $22.0 million in the same period last year, a decrease of $6.0 million. The comparison of adjusted operating profits was similarly impacted by the one-time land sale and higher investment trust income (non-GAAP) in the first quarter of 2014. Absent the impact of these items, adjusted operating income for the 2015 first quarter increased by $2.1 million, or 15.7%.

•	Cash flows (GAAP) provided by operations for the three month period ended March 31, 2015 were $5.8 million compared to $2.9 million used in operations in the prior year period.

•	Distributable free cash flow (non-GAAP) for the three-month period ended March 31, 2015 decreased to $15.6 million from $22.1 million for the same period last year. The decline was primarily driven by the 2014 land sale.

•	Backlog increased by $24.0 million to $567.3 million in the period ended March 31, 2015 from December 31, 2014 and by $69.6 million compared to the prior year period.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $500.7 million at March 31, 2015.

•	Net loss (GAAP) for the three months ended March 31, 2015 was $8.9 million, as compared to net income of $0.4 million in the prior-year period. The loss is largely attributable to the increased expenses associated with the ongoing integration of the properties acquired during 2014. As previously discussed, these costs are expensed as incurred while much of the offsetting revenue increases are deferred.

“The pace of our business and our expectations going forward also gave us the confidence, as previously announced, to raise our distribution for the first quarter to $0.64 per unit from $0.63, our fourth consecutive quarterly increase,” said Miller. “In addition, we remain confident in our intention to continue to increase distributions by $0.01 per quarter through the end of 2015.”

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2015 first quarter financial results today, Friday, May 8, 2015 at 10:00 a.m. ET. The conference call can be accessed by calling (800) 408-6335. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. ET on May 22, 2015. The reservation number for the audio replay is 21767722. A live webcast of the conference call will also be available to investors who may access the call through the investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 303 cemeteries and 98 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact: John McNamara

       (215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating

Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended March 31, 2015			Three months ended March 31, 2014
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$35,893	$(15,231)	$20,662	$29,976	$(9,268)	$20,708	$(46)	-0.2%
At-need cemetery revenues	25,976	(2,658)	23,318	19,848	(1,225)	18,623	4,695	25.2%
Investment income from trusts	11,985	(7,449)	4,536	15,628	(9,651)	5,977	(1,441)	-24.1%
Interest income	2,200	—	2,200	2,007	—	2,007	193	9.6%
Funeral home revenues	17,415	(2,155)	15,260	13,254	(1,507)	11,747	3,513	29.9%
Other cemetery revenues	1,061	380	1,441	5,026	299	5,325	(3,884)	-72.9%

Total revenues (a)	94,530	(27,113)	67,417	85,739	(21,352)	64,387	3,030	4.7%

Costs and expenses
Cost of goods sold	9,737	(2,654)	7,083	9,247	(1,743)	7,504	(421)	-5.6%
Cemetery expense	16,265	—	16,265	13,329	—	13,329	2,936	22.0%
Selling expense	18,504	(4,594)	13,910	13,829	(2,640)	11,189	2,721	24.3%
General and administrative expense	9,329	—	9,329	7,645	—	7,645	1,684	22.0%
Corporate overhead	8,734	—	8,734	7,456	—	7,456	1,278	17.1%
Depreciation and amortization	2,952	—	2,952	2,368	—	2,368	584	24.7%
Funeral home expense	12,611	(461)	12,150	9,504	(218)	9,286	2,864	30.8%
Acquisition related costs, net of recoveries	349	—	349	349	—	349	—	0.0%

Total costs and expenses	78,481	(7,709)	70,772	63,727	(4,601)	59,126	11,646	19.7%

Operating profit (loss) (a)	$16,049	$(19,404)	$(3,355)	$22,012	$(16,751)	$5,261	$(8,616)	-163.8%

(a)	The comparisons of these metrics were impacted by the one-time land sale and higher investment trust income in the first quarter of 2014.

The table above analyzes our results of operations and the changes therein for the three months ended March 31, 2015, as compared to the same period last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended March 31,
	2015	2014
	(in thousands)
Total revenues (a) (c)	$67,417	$64,387
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b) (c)	94,530	85,739

Operating profit (loss) (a) (c)	(3,355)	5,261
Adjusted operating profit (b) (c)	16,049	22,012

Net income (loss) (a) (c)	(8,883)	409

Operating cash flows (a) (c)	5,853	(2,940)
Adjusted operating cash generated (b) (c)	16,527	23,068
Distributable free cash flow generated (b) (c)	$15,562	$22,087

	As of	As of
	March 31, 2015	December 31, 2014
Distribution coverage quarters (b)	7.41	8.10

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.
(c)	The comparisons of these metrics were impacted by the one-time land sale and higher investment trust income in the first quarter of 2014.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended March 31,
	2015	2014
	(in thousands)
GAAP operating profit (loss)	$(3,355)	$5,261
Increase in applicable deferred revenues	27,113	21,352
Increase in deferred cost of goods sold and selling and obtaining costs	(7,709)	(4,601)

Adjusted operating profit	$16,049	$22,012

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended March 31,		Increase (Decrease) ($)	Increase (Decrease) (%)
	2015	2014
	(in thousands)
Value of pre-need cemetery contracts written	$35,893	$29,976	$5,917	19.7%
Value of at-need cemetery contracts written	25,976	19,848	6,128	30.9%
Investment income from trusts	11,985	15,628	(3,643)	-23.3%
Interest income	2,200	2,007	193	9.6%
Funeral home revenues	17,415	13,254	4,161	31.4%
Other cemetery revenues	1,061	5,026	(3,965)	-78.9%

Total production based revenues (a)	94,530	85,739	8,791	10.3%

Less:
Increase in deferred sales revenue and investment income	(27,113)	(21,352)	(5,761)	27.0%

Total GAAP revenues (a)	$67,417	$64,387	$3,030	4.7%

(a)	The comparisons of these metrics were impacted by the one-time land sale and higher investment trust income in the first quarter of 2014.

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable

Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended March 31,
	2015	2014
	(in thousands)
GAAP operating cash flows	$5,853	$(2,940)

Add net cash inflows into the merchandise trust	10,231	16,420
Add net increase (decrease) in accounts receivable	5,196	3,168
Add net decrease (increase) in merchandise liabilities	(155)	829
Add net decrease (deduct net increase) in accounts payable and accrued expenses	(2,524)	9,564
Other float related changes	(2,074)	(3,973)

Adjusted operating cash flow generated	16,527	23,068

Less: maintenance capital expenditures	(1,314)	(1,330)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	349	349

Distributable free cash flow generated	15,562	22,087
Cash on hand - beginning of the period	10,401	12,175

Distributable cash available for the period	25,963	34,262

Partner distributions made	$17,948	$13,391

(a)	We maintain a credit facility from which we borrow to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	March 31, 2015	December 31, 2014
	(in thousands)
Partners’ capital	$182,203	$208,762

Deferred selling and obtaining costs	(102,904)	(97,795)
Deferred cemetery revenues, net	661,877	643,408

Production based partners’ capital	$741,176	$754,375

Selected Net Assets

	As of	As of
	March 31, 2015	December 31, 2014
	(in thousands)
Selected assets:

Cash and cash equivalents	$6,397	$10,401
Accounts receivable, net of allowance	65,429	62,503
Long-term accounts receivable, net of allowance	91,088	89,536
Merchandise trusts, restricted, at fair value	488,007	484,820

Total selected assets	650,921	647,260

Selected liabilities:

Accounts payable and accrued liabilities	34,552	35,382
Accrued interest	4,742	1,219
Current portion, long-term debt	1,664	2,251
Other long-term liabilities	1,237	1,292
Long-term debt	297,184	285,378
Deferred tax liabilities	17,573	17,708
Merchandise liability	150,195	150,192

Total selected liabilities	507,147	493,422

Total selected net assets	$143,774	$153,838

Distribution coverage quarters (a)	7.41	8.10

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (29,259,365 at March 31, 2015 and 29,203,595 at December 31, 2014, respectively) and multiplying these units by the declared distributions during the quarters preceding the reporting dates. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$6,397	$10,401
Accounts receivable, net of allowance	65,429	62,503
Prepaid expenses	3,107	4,708
Other current assets	24,613	24,266

Total current assets	99,546	101,878

Long-term accounts receivable, net of allowance	91,088	89,536
Cemetery property	339,821	339,848
Property and equipment, net of accumulated depreciation	99,569	100,391
Merchandise trusts, restricted, at fair value	488,007	484,820
Perpetual care trusts, restricted, at fair value	345,183	345,105
Deferred financing costs, net of accumulated amortization	8,707	9,089
Deferred selling and obtaining costs	102,904	97,795
Deferred tax assets	40	40
Goodwill	58,836	58,836
Intangible assets	68,441	68,990
Other assets	3,211	3,136

Total assets	$1,705,353	$1,699,464

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$34,552	$35,382
Accrued interest	4,742	1,219
Current portion, long-term debt	1,664	2,251

Total current liabilities	40,958	38,852

Other long-term liabilities	1,237	1,292
Obligation for lease and management agreements, net	8,943	8,767
Long-term debt	297,184	285,378
Deferred cemetery revenues, net	661,877	643,408
Deferred tax liabilities	17,573	17,708
Merchandise liability	150,195	150,192
Perpetual care trust corpus	345,183	345,105

Total liabilities	1,523,150	1,490,702

Commitments and contingencies
Partners’ capital (deficit)
General partner deficit	(6,204)	(5,113)
Common partners, 29,259 and 29,204 units outstanding as of March 31, 2015 and December 31, 2014, respectively	188,407	213,875

Total partners’ capital	182,203	208,762

Total liabilities and partners’ capital	$1,705,353	$1,699,464

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2015.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended March 31,
	2015	2014
Revenues:
Cemetery
Merchandise	$26,937	$26,068
Services	13,910	10,297
Investment and other	11,310	16,275
Funeral home
Merchandise	7,075	5,052
Services	8,185	6,695

Total revenues	67,417	64,387

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,667	1,391
Merchandise	5,416	6,113
Cemetery expense	16,265	13,329
Selling expense	13,910	11,189
General and administrative expense	9,329	7,645
Corporate overhead (including $272 and $271 in unit-based compensation for the three months ended March 31, 2015 and 2014, respectively)	8,734	7,456
Depreciation and amortization	2,952	2,368
Funeral home expense
Merchandise	2,376	1,646
Services	5,593	4,787
Other	4,181	2,853
Acquisition related costs, net of recoveries	349	349

Total cost and expenses	70,772	59,126

Operating profit (loss)	(3,355)	5,261
Gain on acquisition	—	412
Interest expense	5,463	5,574

Net income (loss) before income taxes	(8,818)	99
Income tax expense (benefit)	65	(310)

Net income (loss)	$(8,883)	$409

General partner’s interest in net income (loss) for the period	$(120)	$4
Limited partners’ interest in net income (loss) for the period	$(8,763)	$405
Net income (loss) per limited partner unit (basic and diluted)	$(.30)	$.02
Weighted average number of limited partners’ units outstanding - basic	29,230	22,493
Weighted average number of limited partners’ units outstanding - diluted	29,230	22,787
Distributions declared per unit	$.630	$.600

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2015.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2015	2014
Operating activities:
Net income (loss)	$(8,883)	$409
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Cost of lots sold	2,048	3,057
Depreciation and amortization	2,952	2,368
Unit-based compensation	272	271
Accretion of debt discounts	734	624
Gain on acquisition	—	(412)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(5,196)	(3,168)
Allowance for doubtful accounts	719	705
Merchandise trust fund	(10,231)	(16,420)
Prepaid expenses	1,601	1,142
Other current assets	(348)	3,394
Other assets	(92)	(44)
Accounts payable and accrued and other liabilities	2,524	(9,564)
Deferred selling and obtaining costs	(5,109)	(2,803)
Deferred cemetery revenue	24,842	18,881
Deferred taxes (net)	(135)	(551)
Merchandise liability	155	(829)

Net cash provided by (used in) operating activities	5,853	(2,940)

Investing activities:
Cash paid for cemetery property	(1,501)	(748)
Purchase of subsidiaries	—	(200)
Cash paid for property and equipment	(1,314)	(1,330)

Net cash used in investing activities	(2,815)	(2,278)

Financing activities:
Cash distributions	(17,948)	(13,391)
Additional borrowings on long-term debt	20,335	17,000
Repayments of long-term debt	(9,395)	(55,504)
Proceeds from public offering	—	53,178
Cost of financing activities	(34)	—

Net cash provided by (used in) financing activities	(7,042)	1,283

Net decrease in cash and cash equivalents	(4,004)	(3,935)
Cash and cash equivalents - Beginning of period	10,401	12,175

Cash and cash equivalents - End of period	$6,397	$8,240

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,176	$1,423
Cash paid during the period for income taxes	$66	$—

Non-cash investing and financing activities:
Acquisition of assets by financing	$137	$30

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements in the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2015.